Exhibit 99.(17)(B)

If you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

PROXY	THE HIGH YIELD PLUS FUND, INC.

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

THIS PROXY IS PROPOSED BY THE HIGH YIELD PLUS FUND, INC. AND IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Kathryn L. Quirk, Jonathan D. Shain, Deborah A. Docs and Claudia DiGiacomo as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this card, all the shares of Common Stock of The High Yield Plus Fund, Inc. held of record by the undersigned on February 10, 2009 at the Special Meeting of Shareholders to be held on May 11, 2009, or any adjournment thereof.

The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any Proxy heretofore given.

The shares represented by this proxy, when this proxy is properly executed will be voted in the manner directed herein by the undersigned shareholders. The proxy will be voted FOR Proposal No. 1 if you do not specifiy otherwise, please refer to the joint proxy statement and prospectus date March 2, 2008 for discussion of the proposal.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have this Proxy card below at hand.

2) Call 1-800-652-8683 within the United States, Canada & Puerto Rico any time on a touch tone telephone.  There is no charge to you for the call.

3) Follow the instructions provided by the recorded message.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to Web site www.investorvote.com

3) Follow the steps outlined on the secure website.

HAS YOUR ADDRESS CHANGED?

THE HIGH YIELD PLUS FUND, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

 SPECIAL MEETING PROXY CARD

If you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

☒	Please mark votes as in this example. Please do not write outside the designated areas.

The Board of Directors recommends a vote FOR the proposal

VOTE ON PROPOSAL

For	Against	Abstain

1.

To approve a Plan of Reorganization whereby all of the assets and liabilities of High Yield Plus Fund, Inc. will be transferred to, and assumed by, Dryden High Yield Fund, Inc. in exchange for shares of Dryden High Yield Fund, Inc., the cancellation of all the shares of The High Yield Plus Fund, Inc and the liquidation of The High Yield Plus Fund, Inc.

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

In their discretion, the Proxies are authorized to vote, according to their best judgment in the interest of The High Yield Plus Fund, Inc., upon such other business as may properly come before the meeting or any adjournment thereof.

Mark box at right if an address change has been noted on the reverse side of this card.  ☐

The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the record books. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give full title of signing officer. If signer is a partnership, please sign in partnership name by authorized person, giving full title as such.

Signature:	Date:	Signature:
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